EXHIBIT 9



                 OPINION & CONSENT OF MATTHEW A. SWENDIMAN, ESQ.





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To Whom It May Concern:


I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 (File No. 333-78761 filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.


As Counsel to the depositor, I am familiar with the variable annuity, Retirement Planner's Edge, which is the subject of this Form N-4 registration statement.


In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Contracts.


Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of PHL Variable Insurance Company.



Very truly yours,



/s/ Matthew A. Swendiman
------------------------
Matthew A. Swendiman, Counsel
PHL Variable Insurance Company





Dated: May 1, 2003